Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 1, 2021 (this “Amendment”), is by and among BANK OF AMERICA, N.A., in its capacity as administrative agent, (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), as Swingline Lender, as L/C Issuer, and as collateral agent (in such capacity together with its successors and permitted assigns in such capacity, the “Collateral Agent”), the Lenders under and as defined in the Existing Credit Agreement defined below party hereto (collectively, the “Consenting Lenders”), ARMSTRONG FLOORING, INC., a Delaware corporation (the “Borrower”), and the guarantors party hereto (collectively with the Borrower, the “Loan Parties”).

W I T N E S S E T H :

WHEREAS, the Administrative Agent, Swingline Lender, L/C Issuer, certain financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Loan Parties are parties to that certain Credit Agreement, dated December 31, 2018 (as otherwise heretofore amended, supplemented or modified, the “Existing Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement).

WHEREAS, the Borrower has requested that the Administrative Agent, the Collateral Agent, Swingline Lender, L/C Issuer and the Lenders consent to certain amendments to the Existing Credit Agreement, as more specifically set forth herein.

WHEREAS, the Administrative Agent, the Collateral Agent Swingline Lender, L/C Issuer and the Consenting Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.

WHEREAS, by this Amendment, the Administrative Agent, the Collateral Agent and the Consenting Lenders (which Consenting Lenders constitute the Required Lenders), and the Borrower desire and intend to evidence the amendments set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a) The definition of “Availability Block” in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.

(b) The definition of “Availability Reserve” in Section 1.01 of the Existing Credit Agreement is amended by replacing clause (h) thereof with “[reserved]”.

(c) The first sentence and second sentence through an including clause (a) of the definition of “Eligible Inventory” in Section 1.01 of the Existing Credit Agreement are amended to read as follows (provided that no changes are made to clauses (b) through (l) of the second sentence of such definition):

““Eligible Inventory” means Inventory (other than work in process) owned by the Borrower that the Administrative Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is a finished good or raw material, and not packaging or shipping materials, labels, samples, display items or bags;”

(d) The following terms are added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

““Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Administrative Agent, the Collateral Agent, Swingline Lender, L/C Issuer, the Borrower, the other Loan Parties and each Lender party thereto.

“Fourth Amendment Effective Date” means November 1, 2021.”

(e) Section 6.02(b) of the Existing Credit Agreement is amended by deleting “, at all times that the minimum Availability covenant set forth on Schedule 7.11(a) is required to be tested,”.

(f) Section 6.02(c) of the Existing Credit Agreement is deleted in its entirety and replaced with the following new Section 6.02(c):

“(c) Borrowing Base Reports. No later than the third Business Day of each week and at such other times as the Administrative Agent may request, (i) a Borrowing Base Report and (ii) a Consolidated Borrowing Base Report, in each case as of the close of business of the previous week (provided that it is understood and agreed that the information contained therein with respect to Inventory may be calculated as of the most recent month-end), together with such supporting information and backup documentation as the Administrative Agent may reasonably request. All information (including calculations of Availability) in a Borrowing Base Report and Consolidated Borrowing Base Report shall be certified by the Borrower. The Administrative Agent may from time to time adjust such report (w) to reflect the Administrative Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; (x) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; (y) to reflect adjustments made to the Term Loan Borrowing Base by the Term Loan Agent in accordance with the Term Loan Agreement; and (z) to the extent any information or calculation does not comply with this Agreement.”

(g) Article VI of the Existing Credit Agreement is amended by adding the following new Section 6.25 at the end of such article:

6.25 Engagement and Retention of Consultant. The Loan Parties shall continue to retain Riveron RTS, LLC (the “Consultant”), or any replacement thereof from time to time that is satisfactory to the Administrative Agent and engaged promptly after the resignation or dismissal of the Consultant, as a consultant pursuant to the scope of engagement previously entered into as of October 1, 2021, between the Consultant and Borrower, as amended by that certain Amendment to Engagement Letter, dated November 1, 2021 (the “Consultant Amendment to Engagement Letter” and such engagement letter, as so amended and as it may be amended, restated, supplemented or otherwise modified from time to time after the Fourth Amendment Effective Date in accordance with this terms and with the prior written consent of the Administrative Agent, not to be unreasonably withheld, the “Consultant Engagement Letter”), or a replacement scope of engagement upon substantially similar terms as the Consultant Engagement Letter or otherwise acceptable to the Administrative Agent.

(h) Schedule 7.11 to the Existing Credit Agreement is hereby amended and restated by replacing such schedule with the Schedule 7.11 attached hereto as Annex A.

2. Conditions Precedent. The amendments, consents and other agreements contained herein shall only be effective upon the satisfaction or waiver by the Administrative Agent and Consenting Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Fourth Amendment Effective Date”):

(a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i) a copy of this Amendment duly executed by the Borrower and each other Loan Party, the Administrative Agent, the Collateral Agent and Lenders sufficient to constitute Required Lenders;

(ii) a certificate from a Responsible Officer of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Fourth Amendment Effective Date, certifying that, as of the Fourth Amendment Effective Date, immediately after giving effect to the this Amendment, the Term Loan Amendment (as defined below) and the transactions contemplated hereby (the “Fourth Amendment Transactions”): (x) each such Loan Party is in good standing, (y) its organizational documents have not changed since the Third Amendment Effective Date or attaching the current organizational documents, and (z) attaching certificates of resolutions or other corporate or other organizational action as may be necessary with respect to the Fourth Amendment Transactions;

(iii) a certificate from the chief financial officer of the Borrower (or other senior officer with substantially equivalent responsibilities) certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Fourth Amendment Transactions, are Solvent;

(iv) a certificate from an authorized officer of the Borrower certifying that, as of the Fourth Amendment Effective Date, immediately after giving effect to the Fourth Amendment Transactions, (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect), in each case, on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect), as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default or Event of Default has occurred and is continuing;

(v) the Administrative Agent shall have received a Borrowing Base Report and a Consolidated Borrowing Base Report, each calculating the Borrowing Base and the Consolidated Borrowing Base, respectively, as of the Fourth Amendment Effective Date and demonstrating, among other items, Availability as of the Fourth Amendment Effective Date of at least $32,500,000;

(b) payment to the Administrative Agent, in immediately available funds for the ratable benefit of the Consenting Lenders, an amendment fee equal to 0.05% of the aggregate principal amount of Commitments of all the Consenting Lenders;

(c) payment of all fees required to be paid to the Administrative Agent and the Lenders on or before the Fourth Amendment Effective Date, and all expenses in connection with this Amendment required to be reimbursed in accordance with Section 10.04 of the Credit Agreement, in each case, to the extent invoiced or otherwise documented no later than the date that is two (2) Business Days prior to the Fourth Amendment Effective Date or, if Borrower fails to provide at least three (3) Business Days prior notice of the desired Fourth Amendment Effective Date, no later than the date that is on or before the Fourth Amendment Effective Date;

(d) no order, injunction or judgment has been entered into prohibiting the closing of the Amendment;

(e) the Administrative Agent shall have received a fully executed amendment in form and substance satisfactory to it with respect to the Term Loan Documents (the “Term Loan Amendment”), including, without limitation, written consent of the Term Loan Agent to the amendments effected hereby in accordance with Section 5.2 of the Intercreditor Agreement; and

(f) the Administrative Agent shall have received a fully executed copy of the Consultant Amendment to Engagement Letter.

3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

5. Affirmation of Loan Parties. Each Loan Party hereby consents to the amendments and modifications to the Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation, and the Collateral Documents and all of the Collateral described therein and Liens granted in favor of the Administrative Agent created thereunder do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents and that all such Liens continue to be perfected as security for the Obligations secured thereby.

6. Representations and Warranties. In order to induce the Administrative Agent, the Collateral Agent and the Consenting Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as follows:

(a) the representations and warranties made by each Loan Party in Article V of the Existing Credit Agreement (as amended hereby and as otherwise amended, restated, supplemented or modified from time to time in accordance with its terms, the “Credit Agreement”) and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) the Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a guarantor thereunder;

(c) this Amendment has been duly authorized, executed and delivered by each of the other Loan Parties party hereto and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

7. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and modified by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, L/C Issuer, Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(d) The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.

8. Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

9. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

11. Release; Indemnification.

(a) Release. In further consideration of Administrative Agent’s, Collateral Agent’s and each Consenting Lender’s execution of this Amendment, the Borrower and the Guarantors, individually and on behalf of their successors (including any trustees or any debtor-in-possession acting on behalf of Borrower or a Guarantor), assigns, subsidiaries and affiliates, hereby forever release each of the Administrative Agent, Collateral Agent and the Lenders and their respective successors, assigns, parents, subsidiaries, and affiliates and their officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever (other than any obligations to advance Loans under and in accordance with the Credit Agreement), whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that Borrower or any Guarantor has or may have against the Releasees, or any of them, in each case which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations, any Collateral and any third parties liable in whole or in part for the Obligations). This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement or the other Loan Documents.

(b) Related Indemnity. The Borrower and each Guarantor hereby agree that its release of the Releasees set forth in Section 11(a) hereof shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower or any Guarantor or any parent, subsidiary or affiliate of Borrower or such Guarantor, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith; provided, that Borrower shall not be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.

12. Consent to Term Loan Amendment. In accordance with Section 5.2 of the Intercreditor Agreement, each of the undersigned Consenting Lenders hereby authorizes the Administrative Agent to consent to, and the Administrative Agent hereby consents to the amendments to the Term Loan Agreement effected by, the Term Loan Amendment in the form and substance attached hereto as Exhibit A hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ William J. Wilson
Typed Name: William J. Wilson
Typed Title: Senior Vice President

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

By:	/s/ William J. Wilson
Typed Name: William J. Wilson
Typed Title: Senior Vice President

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Anthony Galea
Typed Name: Anthony Galea
Typed Title: Executive Director

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

TRUIST BANK, as a Lender

By:	/s/ JC Fanning
Typed Name: JC Fanning
Typed Title: Director

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jennifer Jordan
Typed Name: Jennifer Jordan
Typed Title: Sr. Associate Relationship Manager

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Dylan Browdie
Typed Name: Dylan Browdie
Typed Title: Assistant Vice President

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:	ARMSTRONG FLOORING, INC.

	By:	/s/ Amy P. Trojanowski
Typed Name: Amy P. Trojanowski
Typed Title: Senior Vice President and Chief Financial Officer

GUARANTOR:	AFI LICENSING LLC

	By:	/s/ Christopher S. Parisi
Typed Name: Christopher S. Parisi
Typed Title: Secretary

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Signature Page

Annex A

to Fourth Amendment to Credit Agreement

Schedule 7.11

I.

(a) Minimum Availability. On and after the Fourth Amendment Effective Date, permit Availability at any time during any Measurement Period specified in the table below to be less than the Minimum Availability specified in the table below:

Measurement Period	Minimum Availability
Fourth Amendment Effective Date through and including November 30, 2021	$32,500,000
December 1, 2021 through December 31, 2021, and each calendar month period thereafter, in each case commencing on the first day of such month and ending on the last day of such month	$25,000,000

(b) Minimum Consolidated Cash Flow. From and after the fiscal quarter ending September 30, 2020, at all times when the Outstanding Amount of all Revolving Loans and Swingline Loans exceeds zero Dollars ($0), the Loan Parties shall not permit Consolidated Cash Flow as of each Measurement Period set forth in the table below to be less than the amount set forth opposite such Measurement Period in the table below:

Measurement Period ending	Minimum Consolidated Cash Flow
September 30, 2020	$(39,345,000)
December 31, 2020	$(54,450,000)
March 31, 2021	$(71,925,000)
June 30, 2021	$(70,600,000)
September 30, 2021	$(84,000,000)
December 31, 2021	$(67,800,000)
March 31, 2022	$(52,900,000)
June 30, 2022	$(35,575,000)
September 30, 2022	$(22,300,000)
December 31, 2022	$(10,800,000)

II. No later than November 15, 2021, the Consultant shall deliver to Administrative Agent a report on its review of cash flows, projections and other matters covered by its scope of engagement in form and substance reasonably satisfactory to the Administrative Agent.

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Exhibit A

III. No later than December 31, 2021, or such later date as the Administrative Agent may agree in its sole and absolute discretion so long as the Term Loan Agent also consents to such extension and no Event of Default has occurred and is then continuing, the Administrative Agent, the Lenders, the Loan Parties, the Term Loan Agent and Term Loan Lenders shall have entered into amendments to the Loan Documents and the Term Loan Documents, as applicable, addressing, among other things, modifications to the financial covenants set forth in the Agreement and the Term Loan Agreement for future periods and addressing the Borrowers’ liquidity needs, all such amendments to be in form and substance acceptable to the Administrative Agent and Lenders in their sole and absolute discretion.

Armstrong Flooring, Inc.

Fourth Amendment to Credit Agreement

Exhibit A